Exhibit 99.1

Bioventus Reports Third Quarter Financial Results
•Q3 Revenue Advanced by 15.0%, Fourth Straight Quarter of Double Digit Organic* Growth
•Q3 Gross Margin Expanded 200 bps
•Q3 Cash from Operations of $10.3 million, an Increase of $18.6 million Compared to Previous Year

DURHAM, NC – November 5, 2024 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or the "Company"), a global leader in innovations for active healing, today reported financial results for the three and nine months ended September 28, 2024.
“We delivered strong financial results in the third quarter, including double-digit organic growth and significantly increased cash flow,” said Rob Claypoole, Bioventus President and Chief Executive Officer. "We remain focused on successfully executing on our strategic priorities to accelerate revenue growth, enhance profitability, and reduce our leverage to increase shareholder value.”

Third Quarter 2024 Financial Results:
For the third quarter, worldwide revenue of $139.0 million increased 15.0% compared to the prior-year period driven by double digit growth in Pain Treatments and Surgical Solutions.
Net Loss from continuing operations was $5.4 million, compared to a net loss from continuing operations of $8.8 million in the prior-year period.
Adjusted EBITDA* from continuing operations of $23.6 million advanced 8.4% compared to the prior year Adjusted EBITDA* of $21.7 million, due to strong revenue growth.
Loss per share of Class A common stock from continuing operations was $0.07 in the third quarter, compared to a loss of $0.12 in the prior-year period. Non-GAAP earnings per share of Class A common stock from continuing operations* was $0.06 in the third quarter, compared to $0.05 in the prior-year period.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following table represents net sales by geographic region, and by business, for the three months ended September 28, 2024 and September 30, 2023:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	September 28, 2024	September 30, 2023	$	%	%
U.S.
Pain Treatments	$56,306	$48,416	$7,890	16.3%	16.3%
Restorative Therapies(a)	25,448	23,105	2,343	10.1%	10.1%
Surgical Solutions(a)	41,155	34,706	6,449	18.6%	18.6%
Total U.S. net sales	122,909	106,227	16,682	15.7%	15.7%
International
Pain Treatments	6,821	5,274	1,547	29.3%	29.7%
Restorative Therapies(a)	4,489	5,223	(734)	(14.1%)	(13.7%)
Surgical Solutions(a)	4,745	4,070	675	16.6%	16.9%
Total International net sales	16,055	14,567	1,488	10.2%	10.6%
Total net sales	$138,964	$120,794	$18,170	15.0%	15.1%
(a)Sales from the SonicOne product were reclassified from Restorative Therapies to Surgical Solutions on a prospective and retrospective basis during the first quarter of 2024 as SonicOne's ability to remove devitalized or necrotic tissue and fiber deposits more closely aligns with Surgical Solutions' soft tissue management. SonicOne revenue reclassified for the three months ended September 30, 2023 totaled $1,750 and $65 for the U.S. and International reporting segments, respectively.
Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, including the following:
•Delivered four consecutive quarters of double-digit revenue growth in Pain Treatments and Surgical Solutions, which contributed to an 8.4% increase in Adjusted EBITDA*
•Reached an agreement to divest the Company's Advanced Rehabilitation Business for up to $45.0 million, which is anticipated to close near the end of 2024 or early 2025 and is expected to reduce debt and enable greater focus on execution within our remaining core businesses
2024 Financial Guidance:
For the twelve months ending December 31, 2024, the Company now expects:
•Net sales of $562 million to $567 million, reflecting an increase of $2.5 million from the midpoint of previous guidance
•Adjusted EBITDA* of $104 million to $107 million
•Non-GAAP EPS* of $0.40 to $0.42, reflecting an increase of $0.02 from the midpoint of previous guidance
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

*See below under “Use of Non-GAAP Financial Measures” for more details.

About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Third Quarter 2024 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on November 5, 2024. Those who would like to participate may dial 1-833-636-0497 (domestic and international) and refer to Bioventus Inc.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until November 4, 2025.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; the impact of the planned divestiture of our Advanced Rehabilitation Business on our financial condition and operations; our business strategy, position and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that may cause actual results to differ materially from current expectations include, among other things: the dilution of our Class A common stockholders upon an exchange of the outstanding common membership interests in Bioventus LLC could adversely affect the market price of our Class A common stock and the resale of such shares could cause the market price of our Class A common stock to fall; we might not realize some or all of the benefits expected to result from the planned divestiture of our Advanced Rehabilitation Business; we might not meet certain of our debt covenants under our Credit and Guaranty Agreement and might be required to repay our indebtedness on an accelerated basis;; there are restrictions on operations and other costs associated with our indebtedness; any identified material weakness could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner;we might not be able to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; our cash is maintained at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (“FDA”) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (“HA”) viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions, and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to or disclosure of information, cyberattacks, or other incidents or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; unstable political or economic conditions; legislative or regulatory reforms; our business might experience adverse impacts due to public health outbreaks; risks related to intellectual property matters; and other the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in Bioventus’ other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of September 28, 2024 and December 31, 2023
(Amounts in thousands, except share amounts) (unaudited)

	September 28, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$43,074	$36,964
Accounts receivable, net	121,925	122,789
Inventory	90,032	91,333
Prepaid and other current assets	16,923	16,913
Assets held for sale	26,734	—
Total current assets	298,688	267,999
Property and equipment, net	29,425	36,605
Goodwill	7,462	7,462
Intangible assets, net	414,809	482,350
Operating lease assets	9,779	13,353
Deferred tax assets	7,396	—
Investment and other assets	1,933	3,141
Total assets	$769,492	$810,910
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,849	$23,038
Accrued liabilities	128,697	119,795
Current portion of long-term debt	38,566	27,848
Current portion of contingent consideration	19,228	—
Other current liabilities	3,918	4,816
Liabilities held for sale	4,234	—
Total current liabilities	211,492	175,497
Long-term debt, less current portion	345,021	366,998
Deferred income taxes	—	1,213
Contingent consideration	—	18,150
Other long-term liabilities	26,146	27,934
Total liabilities	582,659	589,792
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of September 28, 2024 and December 31, 2023, 65,337,432 and 63,267,436 shares issued and outstanding as of September 28, 2024 and December 31, 2023, respectively	65	63
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of September 28, 2024 and December 31, 2023	16	16
Additional paid-in capital	503,134	494,254
Accumulated deficit	(354,922)	(321,536)
Accumulated other comprehensive income	445	794
Total stockholders’ equity attributable to Bioventus Inc.	148,738	173,591
Noncontrolling interest	38,095	47,527
Total stockholders’ equity	186,833	221,118
Total liabilities and stockholders’ equity	$769,492	$810,910

BIOVENTUS INC.
Consolidated statements of operations and comprehensive loss
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$138,964	$120,794	$419,638	$376,922
Cost of sales (including depreciation and amortization of $10,206, $11,506, $31,252 and $38,146, respectively)	45,413	41,944	134,068	135,030
Gross profit	93,551	78,850	285,570	241,892
Selling, general and administrative expense	81,090	69,820	254,281	225,522
Research and development expense	3,808	3,015	10,393	10,184
Restructuring costs	—	(26)	—	911
Change in fair value of contingent consideration	483	(98)	1,078	429
Depreciation and amortization	2,065	2,317	5,884	6,740
Impairments of assets	2,031	—	33,901	78,615
Loss on disposals	—	1,404	—	2,381
Operating income (loss)	4,074	2,418	(19,967)	(82,890)
Interest expense, net	9,532	10,115	29,795	30,396
Other (income) expense	(626)	494	(404)	(581)
Other expense	8,906	10,609	29,391	29,815
Loss before income taxes	(4,832)	(8,191)	(49,358)	(112,705)
Income tax expense (benefit), net	589	600	(5,843)	835
Net loss from continuing operations	(5,421)	(8,791)	(43,515)	(113,540)
Loss from discontinued operations, net of tax	—	—	—	(74,429)
Net loss	(5,421)	(8,791)	(43,515)	(187,969)
Loss attributable to noncontrolling interest - continuing operations	597	1,488	10,129	22,898
Loss attributable to noncontrolling interest - discontinued operations	—	—	—	14,937
Net loss attributable to Bioventus Inc.	$(4,824)	$(7,303)	$(33,386)	$(150,134)

Loss per share of Class A common stock from continuing operations, basic and diluted:	$(0.07)	$(0.12)	$(0.52)	$(1.45)
Loss per share of Class A common stock from discontinued operations, basic and diluted:	—	—	—	(0.95)
Loss per share of Class A common stock, basic and diluted	$(0.07)	$(0.12)	$(0.52)	$(2.40)
Weighted-average shares of Class A common stock outstanding:
Basic and diluted	65,258,427	62,824,318	64,234,922	62,494,686

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Operating activities:
Net loss	$(5,421)	$(8,791)	$(43,515)	$(187,969)
Less: Loss from discontinued operations, net of tax	—	—	—	(74,429)
Loss from continuing operations	(5,421)	(8,791)	(43,515)	(113,540)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	12,275	13,827	37,150	44,900
Equity-based compensation	2,064	1,833	8,327	947
Change in fair value of contingent consideration	483	(98)	1,078	429
Impairment of assets	2,031	—	33,901	78,615
Deferred income taxes	(511)	—	(8,609)	(3,540)
Unrealized loss on foreign currency	(669)	796	(133)	1,397
Loss on disposals	—	1,404	—	2,381
Other, net	522	(1,073)	946	706
Changes in working capital	(458)	(16,213)	(9,672)	(5,156)
Net cash from operating activities - continuing operations	10,316	(8,315)	19,473	7,139
Net cash from operating activities - discontinued operations	—	—	—	(2,169)
Net cash from operating activities	10,316	(8,315)	19,473	4,970
Investing activities:
Proceeds from sale of a business	—	—	—	34,897
Purchase of property and equipment	(64)	(2,036)	(432)	(6,993)
Investments and acquisition of distribution rights	—	—	(709)	—
Net cash from investing activities - continuing operations	(64)	(2,036)	(1,141)	27,904
Net cash from investing activities - discontinued operations	—	—	—	(11,506)
Net cash from investing activities	(64)	(2,036)	(1,141)	16,398
Financing activities:
Proceeds from issuance of Class A common stock	553	397	1,339	620
Borrowing on revolver	—	15,000	—	64,000
Payment on revolver	—	(7,000)	—	(49,000)
Debt refinancing costs	—	—	(1,180)	(3,661)
Payments on long-term debt	—	—	(11,320)	(38,264)
Other, net	(191)	(168)	(564)	(334)
Net cash from financing activities	362	8,229	(11,725)	(26,639)
Effect of exchange rate changes on cash	466	(440)	(497)	261
Net change in cash, cash equivalents and restricted cash	11,080	(2,562)	6,110	(5,010)
Cash, cash equivalents and restricted cash at the beginning of the period	31,994	29,389	36,964	31,837
Cash, cash equivalents and restricted cash at the end of the period	$43,074	$26,827	$43,074	$26,827

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net loss from continuing operations before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, equity compensation expense, financial restructuring costs and other items. See the table below for a reconciliation of net loss from continuing operations to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income from continuing operations as Net Income from continuing operations, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net loss from continuing operations to Non-GAAP Net Income from continuing operations.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast for Discontinued Operations
On February 27, 2023, the Company ceased to control CartiHeal for accounting purposes, and therefore, deconsolidated CartiHeal effective February 27, 2023. CartiHeal was part of the Company’s International reporting segment. The Company treated the deconsolidation of CartiHeal as a discontinued operation. Refer to Note 14. Discontinued operations in the Company's Form 10-Q for the period ended September 28, 2024, filed on November 5, 2024, for further details regarding the deconsolidation of CartiHeal.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisitions related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net (Loss) Income from Continuing Operations to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
($, thousands)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023	December 31, 2023
Net loss from continuing operations	$(5,421)	$(8,791)	$(43,515)	$(113,540)	$(121,196)
Interest expense, net	9,532	10,115	29,795	30,396	40,676
Income tax expense (benefit), net	589	600	(5,843)	835	85
Depreciation and amortization(a)	12,275	13,827	37,150	44,900	57,365
Acquisition and related costs(b)	483	1,424	994	4,047	5,694
Shareholder litigation costs(c)	50	—	13,720	—	—
Restructuring and succession charges(d)	54	(26)	67	911	2,331
Equity compensation(e)	2,064	1,833	8,327	947	2,722
Financial restructuring costs(f)	4	478	351	7,065	7,291
Impairment of assets(g)	2,031	—	33,901	78,615	78,615
Loss on disposal of a business(h)	—	340	—	1,317	1,539
Other items(i)	1,896	1,935	5,685	11,351	13,740
Adjusted EBITDA	$23,557	$21,735	$80,632	$66,844	$88,862
(a)Includes for the three months ended September 28, 2024 and September 30, 2023 and the nine months ended September 28, 2024 and September 30, 2023, respectively, depreciation and amortization of $10.2 million, $11.5 million, $31.3 million and $38.1 million in cost of sales and $2.1 million, $2.3 million, $5.9 million and $6.8 million in operating expenses presented in the consolidated statements of operations and comprehensive loss.
The year ended December 31, 2023 includes depreciation and amortization of $48.5 million in cost of sales and $8.9 million in operating expenses.
(b)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(c)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and consolidate certain facilities.
(e)Includes compensation expense resulting from awards granted under our equity-based compensation plans. The three and nine months ended September 30, 2023 includes the reversal of equity compensation expenses totaling $3.8 million related to the transition of our executive leadership.
(f)Financial restructuring costs include advisory fees and debt amendment related costs.
(g)Represents a non-cash impairment charge for intangible assets solely attributable to our Advanced Rehabilitation Business in 2024 due to our decision to divest the business. Activity in 2023 relates to the non-cash impairment charge attributable to our divested Wound Business.
(h)Represents the loss on disposal of the Wound Business.
(i)Other items primarily includes charges associated with strategic transactions, including potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Divestiture costs related to our Advanced Rehabilitation Business, including transactional fees, totaled $1.6 million and $3.5 million during the three and nine months ended September 28, 2024, respectively. Strategic transactions and transformative project expenses amounted to $0.4 million and $1.3 million, respectively, for the nine months ended September 28, 2024.
Strategic transactions and divestiture expenses totaled $0.7 million and $4.2 million for the nine months ended September 30, 2023. Transformative project costs incurred amounted to $1.0 million and $3.1 million during the three and nine months ended September 30, 2023, respectively. We incurred $1.2 million in costs during the nine months ended September 30, 2023 related to MOTYS. Other items for the nine months ended September 30, 2023 also includes severance costs totaling $2.3 million related to the transition of our executive leadership.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended September 28, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$93,551	$85,669	$3,808	$4,074	$(5,421)	$(0.07)
Reported GAAP margin	67.3%			2.9%
Depreciation and amortization(b)	10,206	2,065	4	12,275	12,275	0.15
Acquisition and related costs(c)	—	483	—	483	483	0.01
Shareholder litigation costs(d)	—	50	—	50	50	—
Restructuring and succession charges(e)	—	54	—	54	54	—
Financial restructuring costs(f)	—	4	—	4	4	—
Impairment of assets(g)	—	2,031	—	2,031	2,031	0.03
Other items(i)	—	1,752	135	1,887	1,896	0.02
Tax effect of adjusting items(j)	—	—	—	—	(6,228)	(0.08)
Non-GAAP measure	$103,757	$79,230	$3,669	$20,858	$5,144	$0.06
Non-GAAP margin	74.7%			15.0%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income Continuing Operations	Adjusted EPS Continuing Operations

Three Months Ended September 30, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$78,850	$73,417	$3,015	$2,418	$(8,791)	$(0.12)
Reported GAAP margin	65.3%			2.0%
Depreciation and amortization(b)	11,506	2,317	4	13,827	13,827	0.18
Acquisition and related costs(c)	—	1,424	—	1,424	1,424	0.02
Restructuring and succession charges(e)	—	(26)	—	(26)	(26)	—
Financial restructuring costs(f)	—	478	—	478	478	0.01
Loss on disposal of a business(h)	—	340	—	340	340	—
Other items(i)	—	1,901	34	1,935	1,935	0.02
Tax effect of adjusting items(j)	—	—	—	—	(4,512)	(0.06)
Non-GAAP measure	$90,356	$66,983	$2,977	$20,396	$4,675	$0.05
Non-GAAP margin	74.8%			16.9%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income Continuing Operations	Adjusted EPS Continuing Operations
*See below under “Use of Non-GAAP Financial Measures” for more details.

Nine Months Ended September 28, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$285,570	$295,144	$10,393	$(19,967)	$(43,515)	$(0.52)
Reported GAAP margin	68.1%			(4.8%)
Depreciation and amortization(b)	31,252	5,884	14	37,150	37,150	0.47
Acquisition and related costs(c)	—	994	—	994	994	0.01
Shareholder litigation costs(d)	—	13,720	—	13,720	13,720	0.17
Restructuring and succession charges(e)	—	67	—	67	67	—
Financial restructuring costs(f)	—	351	—	351	351	—
Impairment of assets(g)	—	33,901	—	33,901	33,901	0.42
Other items(i)	—	5,248	428	5,676	5,685	0.07
Tax effect of adjusting items(j)	—	—	—	—	(23,266)	(0.29)
Non-GAAP measure	$316,822	$234,979	$9,951	$71,892	$25,087	$0.33
Non-GAAP margin	75.5%			17.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations

Nine Months Ended September 30, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$241,892	$314,598	$10,184	$(82,890)	$(113,540)	$(1.45)
Reported GAAP margin	64.2%			(22.0%)
Depreciation and amortization(b)	38,146	6,740	14	44,900	44,900	0.57
Acquisition and related costs(c)	—	4,047	—	4,047	4,047	0.05
Restructuring and succession charges(e)	—	911	—	911	911	0.01
Financial restructuring costs(f)	—	7,065	—	7,065	7,065	0.09
Impairment of assets(g)	—	78,615	—	78,615	78,615	1.01
Loss on disposal of a business(h)	—	1,317	—	1,317	1,317	0.02
Other items(i)	—	6,262	1,286	7,548	7,548	0.10
Tax effect of adjusting items(j)	—	—	—	—	(31,790)	(0.47)
Non-GAAP measure	$280,038	$209,641	$8,884	$61,513	$(927)	$(0.07)
Non-GAAP margin	74.3%			16.3%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Loss Continuing Operations	Adjusted EPS Continuing Operations
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended September 28, 2024 and September 30, 2023 and the nine months ended September 28, 2024 and September 30, 2023, respectively, depreciation and amortization of $10.2 million, $11.5 million, $31.3 million and $38.1 million in cost of sales and $2.1 million, $2.3 million, $5.9 million and $6.8 million in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(c)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and consolidate certain facilities.
(f)Financial restructuring costs include advisory fees and debt amendment related costs.
(g)Represents a non-cash impairment charge for intangible assets solely attributable to our Advanced Rehabilitation Business in 2024 due to our decision to divest the business. Activity in 2023 relates to the non-cash impairment charge attributable to our divested Wound Business.
(h)Represents the loss on disposal of the Wound Business.
*See below under “Use of Non-GAAP Financial Measures” for more details.

(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Divestiture costs related to our Advanced Rehabilitation Business, including transactional fees, totaled $1.6 million and $3.5 million during the three and nine months ended September 28, 2024, respectively. Strategic transactions and transformative project expenses amounted to $0.4 million and $1.3 million, respectively, for the nine months ended September 28, 2024.
Strategic transactions and divestiture expenses totaled $0.7 million and $4.2 million for the three and nine months ended September 30, 2023, respectively. Transformative project costs incurred amounted to $1.0 million and $3.1 million during the three and nine months ended September 30, 2023, respectively. We incurred $1.2 million in costs during the nine months ended September 30, 2023 related to MOTYS. Other items for the nine months ended September 30, 2023 also includes severance costs totaling $2.3 million related to the transition of our executive leadership and the reversal of equity compensation expenses totaling $3.8 million related to the transition of our executive leadership.
(j)The three and nine months ended September 28, 2024 includes a tax impact of $0.5 million and $8.7 million, respectively, related to the impairment of assets. The nine months ended September 30, 2023 includes a $15.3 million tax impact related to the impairment of assets. An estimated tax impact for the remaining adjustments to Non-GAAP Net Income (Loss) was calculated by applying a rate of 25.1% to those adjustments for the three and nine months ended September 28, 2024 and September 30, 2023.
(k)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 19.5% and 20.0%, respectively, for the three and three and nine months ended September 28, 2024 and September 30, 2023.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.